Exhibit 5.1

[LETTERHEAD OF CENDANT CORPORATION]

May 22, 2002

Cendant Corporation
9 West 57th Street
New York, New York 10019

Re: Cendant Corporation’s Registration Statement on Form S-3

Ladies and Gentlemen:

I am the Executive Vice President, Law and Corporate Secretary of Cendant Corporation, a Delaware corporation (the “Company”), and am acting as counsel in connection with its filing of the Registration Statement on Form S-3 (Registration Statement No. 333-87464)(the “Registration Statement”) filed by Cendant with the Securities and Exchange Commission (the “Commission”) on May 1 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of 43,258,283 shares of the Company’s CD common stock, par value $0.01 per share (the “Shares”). The Company issued the Shares pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated March 30, 2002 by and among the Company, Tornado Acquisition Corporation, an Oregon corporation and wholly owned subsidiary of Cendant (the “Merger Sub”), JELD-WEN, inc., an Oregon corporation, and certain other shareholders of Trendwest Resorts, Inc. (“Trendwest”)(JELD-WEN, inc., together with such other shareholders, the “Selling Shareholders”). The Selling Shareholders received the Shares in exchange for all of the shares of Trendwest common stock beneficially owned by such Selling Shareholders and sold by them to Merger Sub pursuant to the Stock Purchase Agreement. The Shares are to be offered and sold from time to time by the Selling Stockholder.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof; (iii) the By-Laws of the Company, as currently in effect; (iv) the Stock Purchase Agreement; (v) resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Stock Purchase Agreement; and (iv) such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

My opinion is subject to the assumption and qualification that each of the representations and warranties made by the Selling Shareholders that are contained in the Stock Purchase Agreement was true and correct as of the date of the Stock Purchase Agreement and the date of the closing thereunder.

I am admitted to the bars in the States of New York and New Jersey and do not express any opinion as to the laws of any other jurisdiction.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth above, I am of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to the use of my name under the caption “Legal Matters” in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ ERIC J. BOCK
Eric J. Bock, Esq. Executive Vice President, Law and Corporate Secretary

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